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                                                                Exhibit (17)(a)

                                              PROXY

                              NATIXIS VALUE FUND
                   Proxy Solicited by the Board of Trustees
  PROXY FOR A SPECIAL MEETING OF SHAREHOLDERS TO BE HELD ON OCTOBER 12, 2007

The undersigned shareholder hereby appoints and authorizes each of Coleen Downs Dinneen, Michael Kardok and Russell Kane as proxies of the undersigned, with full power of substitution, to represent the undersigned and to vote, as designated on the reverse side, at the Special Meeting of Shareholders of Natixis Value Fund (the "Fund"), on October 12, 2007 at 2:00 p.m. Eastern Time, and any adjournments thereof, all of the shares of the Fund that the undersigned would be entitled to vote if personally present.

                               PLEASE VOTE, SIGN AND DATE THIS PROXY AND
                               RETURN PROMPTLY IN THE ENCLOSED ENVELOPE.

                               NOTE: Please sign exactly as your name appears on this proxy card. All joint owners should sign. When signing as executor, administrator, attorney, trustee, or guardian or as a custodian for a minor, please give full title as such. If a corporation, please sign in full corporate name and indicate the signer's office. If a partner, sign in the partnership name.



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                               Signature(s) and Title(s), if applicable    Date


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                               Signature(s) and Title(s), if applicable    Date

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THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN
BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE PROPOSAL. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Meeting and any adjournments thereof. The Trustees recommend a vote FOR the proposal.

Please mark your vote below in blue or black ink. Do not use red ink.

X Please mark votes as in this example.

                                                            FOR AGAINST ABSTAIN
                                                            --- ------- -------
1. To approve an Agreement and Plan of Merger with respect
   to the acquisition of the Natixis Value Fund by the
   Loomis Sayles Value Fund.                                [ ]   [ ]     [ ]